Exhibit 99.1
Terayon Announces Scheduled Release of Restated Financial Results
Santa Clara, California — December 14, 2006 — Terayon Communication Systems, Inc. (Pink Sheets: TERN.PK) announced that it intends to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2005 containing audited consolidated financial statements for fiscal year 2005; audited restated consolidated financial statements for fiscal years 2004 and 2003; unaudited restated (or adjusted, as applicable) selected consolidated financial data for fiscal years 2002 and 2001; and unaudited condensed consolidated financial statements for the quarterly periods in fiscal year 2005 and 2004, including restated unaudited condensed consolidated financial statements for the first and second quarters of 2005, as well as its Quarterly Reports on Form 10-Q for the first, second and third quarters of 2006 on Wednesday, December 20, 2006 after market close.
After the Form 10-K and Forms 10-Q are filed with the Securities and Exchange Commission, the Company intends to host an investor conference call to discuss its financial results for the 2005 fiscal year, the restated periods, and the first three quarters of 2006, and to provide a business and strategic update on Wednesday, December 20, 2006 at 5:00 p.m. EST (2:00 p.m. PST).
The timing of both the filing and the conference call may be subject to change as the company finalizes the filing.
The call can be accessed by dialing 866-700-0161 (U.S.) or 617-213-8832 (international), and referencing pass code 38819875. A live listen-only webcast of the call may be accessed on Terayon’s website at www.terayon.com/investor. Webcast participants should access the site approximately 10 minutes prior to the call’s start time and download any streaming media software needed to listen to the call.
A telephonic replay of the call will be accessible through Saturday, January 20, 2007 by dialing 888-286-8010 (U.S.) or 617-801-6888 (international) and referencing pass code 84285600. An online archive of the webcast will also be available on the investor relations section of Terayon’s Web site.
About Terayon
Terayon Communication Systems, Inc. provides real-time digital video networking applications to cable, satellite and telecommunication service providers worldwide, which have deployed more than 8,000 of Terayon’s digital video systems to localize services and advertising on-demand and brand their programming, insert millions of digital ads, offer HDTV and other digital video services. Terayon maintains its headquarters in Santa Clara, California; has sales and support offices worldwide and is on the web at www.terayon.com.
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Press Contact:	Investor Contact:
Paul Schneider	Kirsten Chapman / Moriah Shilton
Paul Schneider Public Relations, Inc.	Lippert/Heilshorn & Associates, Inc.
(215) 702-9784	(415) 433-3777
pspr@att.net	moriah@lhai-sf.com
MEANINGFUL CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking information, and are based on current expectations, estimates, forecasts and projections of future Company or industry performance based on management’s judgment, beliefs, current trends and market conditions. Such forward-looking statements include, but are not limited to, statements relating to the Company’s plans to file its Form 10-K and 10-Qs and to report financial results for restated and other periods on December 20, 2006. There can be no assurance that the Company will be able to file the Form 10-K or the Forms 10-Q with the Securities and Exchange Commission or that the Company will be able to hold the conference call on December 20, 2006, and there can be no assurance as to when Terayon’s processes for completing the restatements and audit or re-audit, as applicable, of its annual financial statements, and the review of its quarterly financial statements by its independent auditor, the filing of its Forms 10-K and 10-Q and compliance with SEC reporting requirements, will be completed, if at all; that the restatements will not result in a finding of one or more material weaknesses in internal control over financial reporting; that other or additional accounting errors or control deficiencies which individually or in the aggregate constitute a material weakness will not be identified during the preparation, audit, re-audit and review of the consolidated financial statements; that adjustments for other periods will not be required, the need for and effective implementation of any related corrective actions; and the ability of our independent auditors to complete the audit, re-audit and review, as applicable, of the financial statements for prior periods. We may not be able to complete the audit, re-audit and restatement process by December 20, 2006, the end of the 2006 calendar year, or at all. In addition, our financial results, liquidity and stock price may suffer as a result of the restatements; the cost of completing the restatements and the audit and review of the Company’s financial statements; the Company’s ability to control operating expenses and maintain adequate cash balances for operating the business going forward; any adverse response of the Company’s vendors, customers, stockholders, media and others relating to the delay or restatements of the Company’s financial statements or the announcement of our restated and other financial results; the review and application of the Company’s accounting processes, policies and procedures; and additional uncertainties related to accounting. Actual outcomes and results may differ materially from what is expressed, expected, anticipated, or implied in any forward-looking statement. Additional information concerning these and other risks affecting Terayon’s business can be found in prior press releases as well as in Terayon’s public periodic filings with the SEC, available via Terayon’s web site at www.terayon.com. Terayon disclaims any intent or obligation to update these forward-looking statements beyond the date of this release.
Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.